                                    GUARANTY
                                    (Parent)

                                                           Dated: March 29, 2001

To:                  THE CIT GROUP/BUSINESS CREDIT, INC.

Address:             300 South Grand Avenue, 3rd Floor
                     Los Angeles, California  90071


Gentlemen:

           Reference is made to that certain Financing Agreement dated of even date herewith, as amended (herein the "Agreement") between you and each of the Borrowers named therein (herein each a "Borrower" and collectively the "Borrowers"). The undersigned ("Guarantor") hereby unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future Obligations (as defined in the Agreement) of the Borrowers to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, or by operation of law or otherwise. Further Guarantor agrees to pay to you on demand the amount of all expenses (including reasonable attorney's fees) incurred by you in collecting or attempting to collect any of the Obligations (as hereinafter defined) from Guarantor. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations"). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by Guarantor, its trustee, or any other party acting for, on behalf of or through Guarantor or its representative), Guarantor's obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until Guarantor has made payment to you therefor, which payment shall be due upon demand.

           This Guaranty is executed as an inducement to you to enter into or continue the financing arrangement under the Agreement and to make the loans, advances, extensions of credit or financial accommodations described therein, and is executed in consideration of your doing or having done any of the foregoing. Guarantor agrees that any of the foregoing shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty.

           Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which Guarantor may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Guarantor also waives notice of: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees and the settlement, compromise or release of any Obligations, and agrees that, as to Guarantor, the amount of the Obligations shall not be diminished by any of the foregoing. Guarantor also agrees that you need not attempt to collect any Obligations from the Borrowers, or any other obligor or to realize upon any collateral, but may require Guarantor to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

           This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by Guarantor shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against Guarantor either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantor, Guarantor agrees not to assert against you any set-off or counterclaim which any Borrower may have, and, further, Guarantor agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to such Borrower, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and Guarantor shall be adverse parties, Guarantor hereby waives trial by jury and waives the right to interpose any defense based upon any claim of laches and waives the performance of each and every condition precedent to which Guarantor might otherwise be entitled by law. In the event that you bring any action or suit in any court to enforce any or all liabilities of Guarantor hereunder, service of process may be made on Guarantor by certified or registered mail, return receipt requested, to Guarantor at the address for notices to the Companies (as defined in the Agreement) pursuant to the Agreement.

           All sums at any time to the credit of Guarantor and any property of the Guarantor on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of Guarantor to you under this Guaranty. Guarantor shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of any of the Guarantor.

           This Guaranty may be terminated only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that Guarantor shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you under the Agreement. Guarantor acknowledges and agrees that termination of this Guaranty is an Event of Default under and as defined in the Agreement.

           Your books and records showing the loan account(s) maintained under the Agreement shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered under the Agreement shall be binding upon Guarantor (whether or not Guarantor received copies thereof) and shall constitute an account stated unless you shall have received a written statement of the exceptions thereto within thirty (30) days after the statement was mailed by you.

           Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Borrowers or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to any Borrower's property (including, without limitation, property collateralizing its Obligations to you), arising from the existence or performance of this Guaranty.

           Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, you may, from time to time, exercise any right or remedy you may have with respect to the Obligations or any property securing any or all of the Obligations or any guaranty thereof, including without limitation, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of Guarantor's rights, including without limitation, any destruction of Guarantor's right of subrogation against any Borrower under the Agreement and any destruction of Guarantor's right of contribution or other right against any other guarantor of any or all of the Obligations or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Pursuant to Section 2856 of the California Civil Code, Guarantor waives all rights and defenses that Guarantor may have because the Obligations are secured by real property. This means, among other things: (a) you may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower or any other guarantor; and (b) if you forecloses on any real property collateral pledged by any Borrower or any other guarantor: (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) you may collect from Guarantor even if you, by foreclosing on such real property collateral, has destroyed any right Guarantor may have to collect from any Borrower or such other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

           This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and Guarantor shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by Guarantor of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by Guarantor hereunder.

           This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made under the Agreement by such assignee or transferee.

           This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by Guarantor or others in your favor.

           When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns; shall be binding upon Guarantor and the successors and assigns of Guarantor.

           This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

           This Guaranty shall be governed by and construed in accordance with the laws of the State of California.


[REMAINDER OF PAGE INTENTIONALLY BLANK]

           IN WITNESS WHEREOF Guarantor has executed and delivered this Guaranty effective as of the date above set forth.

TWINLAB CORPORATION,
a Delaware corporation


By:
   ----------------------------------------------------------
Title: